Exhibit 5.1

Mitchell Silberberg & Knupp llp

A Law Partnership Including Professional Corporations

June 27, 2025

Board of Directors

Siebert Financial Corp.

653 Collins Avenue

Miami Beach, Florida 33139

Ladies and Gentlemen:

We deliver this opinion with respect to certain matters in connection with the sale by Siebert Financial Corp., a New York corporation (the “Company”), through Muriel Siebert & Co., LLC and Ladenburg Thalmann & Co. Inc., as agents (together, the “Agents”), from time to time of shares of the Company’s common stock (“Common Stock”), par value $0.01 per share (the “Shares”), having an aggregate maximum offering price of up to $50,000,000, pursuant to that certain Sales Agreement, dated as of June 27, 2025 (the “Sales Agreement”), by and between the Company and the Agents. The Shares were registered pursuant to the Registration Statement on Form S-3 (File No. 333-287680) filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 30, 2025 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), declared effective on June 9, 2025, including the prospectus dated June 9, 2025 included therein (the “Base Prospectus”), and as supplemented by the prospectus supplement dated June 27, 2025, which was filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).

We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

The opinions expressed herein are limited solely to currently applicable federal securities laws of the United States and the New York Business Corporation Law. We express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

We assume the legal capacity of all natural persons, the genuineness of all signatures appearing on the documents examined by us, the authenticity and completeness of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, notarized, conformed or photostatic copies, or facsimiles. With respect to all matters of fact we have relied entirely upon the representations of the parties set forth in the documents we reviewed, and representations and certifications of officers of the Company we may obtain from the Company, and have assumed, with your permission and without independent inquiry or investigation, the accuracy of those representations and certificates.

437 Madison Ave., 25th Floor, New York, New York 10022-7001
Phone: (212) 509-3900 Fax: (212) 509-7239 Website: www.msk.com

Board of Directors

June 27, 2025

When an opinion or other statement set forth herein is given to our knowledge, with reference to matters of which we are aware or that are known to us, or with a similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyers in this firm who have participated directly in the specific transactions to which this opinion letter relates.

Subject to the limitations set forth herein, we have made such examination of law as we have deemed necessary for the purposes of this opinion letter. We express no opinion as to the “blue sky” laws and regulations of any jurisdiction.

Based upon, and subject to, the foregoing, it is our opinion that the Shares, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, and in accordance with the resolutions adopted by the Company’s board of directors or a committee thereof, will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Current Report on Form 8-K to be filed by the Company with the Commission in connection with the offering of the Shares and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments or supplements thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

MITCHELL SILBERBERG & KNUPP LLP